UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2009
Commission File Number of the issuing entity: 333-132242-03
GE EQUIPMENT MIDTICKET LLC, SERIES 2009-1
(Exact name of issuing entity)
Commission File Number of depositor: 333-132242
CEF EQUIPMENT HOLDING, L.L.C.
(Exact name of depositor as specified in its charter)
GENERAL ELECTRIC CAPITAL CORPORATION
(exact name of sponsor as specified in its charter)

Delaware	20-5439580

(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

10 Riverview Drive, Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 749-2101
No Change

(Former name or former address, if changed since last report.)

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Section 8. Other Events.
Item 8.01 Other Events.
     The public offering of the Class B Notes was made under the registration statement (the “Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission by CEF Equipment Holding, L.L.C., which became effective on August 22, 2006 and was assigned commission file number 333-132242. The aggregate amount registered under the Registration Statement was U.S.$4,130,000,000.
     The public offering of the Class B Notes terminated on December 18, 2009 upon the sale of all of the Class B Notes. An underwriting discount of U.S.$126,318.74 was paid to the underwriter with respect to the Class B Notes. The underwriter of the Class B Notes was Banc of America Securities LLC. A total of U.S.$27,210,000 Class B Notes were sold, with a total price to the public of U.S.$28,193,276.89.
     After deducting the underwriting discount described above, the net offering proceeds to GE Equipment Midticket LLC, Series 2009-1 (the “Issuer”) before expenses are U.S.$28,070,831.89. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be U.S.$20,000 and net proceeds to the Issuer, after deduction of expenses, are reasonably estimated to be U.S.$28,050,831.89. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuer, or (b) owners of 10 percent or more of any class of securities of the Issuer.
     The net proceeds to the Issuer, after deducting the underwriting commissions and discounts, and expenses above, were used to purchase equipment loans from an affiliate of the Issuer. Except as provided in the previous sentence, none of the proceeds were used for payments to (a) any directors or officers of the Issuer or (b) owners of 10 percent or more of any class of securities of the Issuer.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 18, 2009

CEF EQUIPMENT HOLDING, L.L.C.
By:	/s/ Charles Rhodes
	Name:	Charles Rhodes
	Title:	Vice President and Secretary

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